As filed with the Securities And Exchange Commission on November 26, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Meridian Bioscience, Inc.	Ohio	31-0888197
(Exact Name of Registrant as	(State or Other Jurisdiction	(I.R.S. Employer Identification
Specified in Its Charter)	of Incorporation	Number)
or Organization)
3471 River Hills Drive
Cincinnati, Ohio 45244
(513) 271-3700
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Mark A. Weiss, Esq.
Keating Muething & Klekamp PLL
One East Fourth Street
Suite 1400
Cincinnati, Ohio 45202
(513) 579-6599
Facsimile (513) 579-6457
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent For Service)
with copies to:
John A. Kraeutler
Chief Executive Officer
Meridian Bioscience, Inc.
3471 River Hills Drive
Cincinnati, Ohio 45244
(513) 271-3700
Facsimile (513) 271-3762
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Proposed Maximum	Amount of
Title of each class of securities to be registered(1)	Aggregate Offering Price(1)	Registration Fee(1)
Debt Securities
Preferred Stock
Depositary Shares
Common Stock
Warrants
Units

(1)	An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee, except $2,305 that has already been paid with respect to $28,500,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement File No. 109139 and not sold thereunder. Pursuant to Rule 415(a)(6) under the Securities Act, such unutilized filing fee is being carried over to this Registration Statement. In connection with the securities offered hereby, except as specified in the previous sentence, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b).

Prospectus
Meridian Bioscience, Inc.
Debt Securities, Common Stock, Preferred Stock, Warrants,
Depositary Shares and Units
     Meridian Bioscience, Inc. may offer any of the securities listed above from time to time. In addition, the selling shareholders may from time to time sell shares of our common stock. We will not receive any proceeds from the sale of common stock by the selling shareholders. This prospectus contains general information about these securities.
     When we or the selling shareholders offer securities, we will provide a prospectus supplement containing the specific terms of that offering. You should read carefully this prospectus and any prospectus supplement before you invest. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.
     Our common stock is listed on the Nasdaq Global Select Market under the ticker symbol VIVO. On November 24, 2008, the last reported sale price of our common stock on the Nasdaq Global Select Market was $22.75 per share.
     Investing in these securities includes certain risks. See “Risk Factors” beginning on page 3.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 26, 2008

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus, and selling shareholders may sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of the securities which may be offered. Each time securities are offered for sale, we and/or the selling shareholders will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the following heading.
     The registration statement that contains this prospectus (including the exhibits) contains additional important information about us and the securities offered under this prospectus. Specifically, we have filed certain legal documents that control the terms of the securities offered by this prospectus as exhibits to the registration statement. We will file certain other legal documents that control the terms of the securities offered by this prospectus as exhibits to reports we file with the SEC. That registration statement and the other reports can be read at the SEC web site or at the SEC offices mentioned below under “Where You Can Find More Information.”
     You should rely only on the information contained in, or incorporated by reference in, this prospectus or applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates.
     Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “the company,” or “our company” refer to Meridian Bioscience, Inc. and all of its subsidiaries and predecessors as a combined entity.

RISK FACTORS
     Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 1A in our Annual Report on Form 10-K for our most recent fiscal year which are incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, or the Exchange Act, under which we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the SEC’s public reference section located at 100 F Street, N.E., Washington, DC 20549, at prescribed rates. Please call the SEC at (800) 732-0330 for further information about the public reference room.
     The SEC also maintains an internet website that contains reports, proxy statements and other information about issuers that file electronically with the SEC. The address of that site is www.sec.gov. SEC filings may also be accessed free of charge through our Internet site at www.meridianbioscience.com. Information contained on our website, other than documents specifically incorporated by reference as listed below, is not intended to be incorporated by reference into this prospectus, and you should not consider that information a part of this prospectus.
     We are “incorporating by reference” into this prospectus certain information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

SEC Filings (File No. 0-14902)	Period
Annual Report on Form 10-K	Year Ended September 30, 2008
Registration Statement on Form 8-A	Filed on August 15, 1986
     All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities under this document shall also be deemed to be incorporated herein by reference. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Melissa A. Lueke
Vice President and Chief Financial Officer
Meridian Bioscience, Inc.
3471 River Hills Drive
Cincinnati, Ohio 45244
(513) 271-3700
     Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and documents that are incorporated by reference in this prospectus include forward-looking statements within the meaning of the federal securities laws. In addition, we may from time to time make forward-looking statements in reports and other documents we file with the SEC or in oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” The words “estimates”, “anticipates”, “projects”, “plans”, “seeks”, “may”, “will”, “expects”, “intends”, “believes”, “should” and similar expressions or the negative versions thereof and which also may be identified by their context identify forward-looking statements. Such statements, whether expressed or implied, are based upon current expectations and speak only as of the date made. We assume no obligation to publicly update any forward-looking statements whether as a result of new information or to reflect events or circumstances arising after the date on which they are made. These statements are subject to various risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation, the following: our continued growth depends, in part, on our ability to introduce into the marketplace enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by our competition. While we have introduced a number of internally developed products, there can be no assurance that we will be successful in the future in introducing such products on a timely basis. Ongoing consolidations of reference laboratories and formation of multi-hospital alliances may cause adverse changes to pricing and distribution. Costs and difficulties in complying with laws and regulations administered by the United States Food and Drug Administration can result in unanticipated expenses and delays and interruptions to the sale of new and existing products. Changes in the relative strength or weakness of the US dollar can change expected results. One of our main growth strategies is the acquisition of companies and product lines. There can be no assurance that additional acquisitions will be consummated or that, if consummated, will be successful and the acquired businesses successfully integrated into our operations. In addition to the factors described in this paragraph, see “Risk Factors” for a list of uncertainties and risks that may affect our financial performance.
USE OF PROCEEDS
     We intend to use the net proceeds from the sale of securities issued pursuant to this registration statement for general corporate purposes which may include repaying debt, making capital investments and funding working capital requirements, or financing acquisitions. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that purpose and include any other relevant information in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

Year Ended September 30,
	2008	2007	2006	2005	2004
EBIT	45,992	36,682	28,066	19,705	13,493
Fixed charges (interest)	—	38	128	770	1,557
EBIT before fixed charges	45,992	36,720	28,194	20,475	15,050
Fixed-charge coverage ratio	N/A	966	220	27	10
DESCRIPTION OF THE SECURITIES WE MAY OFFER
     We may issue, in one or more offerings, any combination of senior or subordinated debt securities, common stock, preferred stock, warrants, depositary shares and units.
     This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. The summary in this prospectus and in any prospectus supplement does not describe every aspect of the securities and is subject to and qualified in its entirety by reference to all applicable provisions of the documents relating to the securities offered. These documents are or will be filed as exhibits to or incorporated by reference in the registration statement.
     In addition, the prospectus supplement will set forth the terms of the offering, the initial public offering price and net proceeds to us. Where applicable, the prospectus supplement will also describe any material United States federal income tax considerations relating to the securities offered and indicate whether the securities offered are or will be listed on any securities exchange.
DESCRIPTION OF DEBT SECURITIES
General
     The debt securities are governed by a document called an “indenture.” An indenture is a contract between Meridian and the trustee, which acts as trustee for the debt securities. Unless otherwise provided in a prospectus supplement, the trustee for debt securities will be U.S. Bank, National Association. There may be more than one trustee under each indenture for different series of debt securities. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “Remedies If An Event of Default Occurs.” Second, the trustee may perform administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

     The debt securities may be secured or unsecured and may include senior debt securities and subordinated debt securities.
     This section summarizes the general terms of the debt securities we may offer. The prospectus supplement relating to any particular debt securities offered will indicate whether the debt securities are senior debt securities or subordinated debt securities and will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this section. The summary in this section and in any prospectus supplement does not describe every aspect of the senior or subordinated indenture or the debt securities, and is subject to and qualified in its entirety by reference to all the provisions of the indenture and the debt securities. The forms of the indenture and the debt securities are or will be filed as exhibits to or incorporated by reference in the registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.
     The prospectus supplement relating to any series of debt securities will describe the following specific financial, legal and other terms particular to such series of debt securities:
•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the debt securities will mature;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, and the date or dates from which the interest will accrue;

•	the purchase price and other terms on which the debt securities may be redeemed, at our option or otherwise;

•	the dates on which interest on the debt securities will be payable and the regular record dates for those interest payment dates;

•	the place or places where the principal of and premium, if any, and interest shall be payable, where the debt securities may be surrendered for transfer or exchange;

•	the date, if any, after which and the price or prices at which the debt securities may, in accordance with any option or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the holder’s option;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which the debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any addition to, or modification or deletion of, any events of default or covenants with respect to the securities;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on the debt securities;

•	any provision relating to the defeasance of our obligations in connection with the debt securities;

•	any provision regarding exchangeability or conversion of the debt securities into our common stock or other securities;

•	the terms of any transfer, mortgage, pledge or assignment as security for the debt securities;

•	whether any debt securities will be issued in the form of a global security, and, if different than described below under “Forms of Securities,” any circumstances under which a global security may be exchanged for debt securities registered in the names of persons other than the depositary for the global security or its nominee;

•	whether the debt securities are senior or subordinated debt securities;

•	any change in the subordination provisions applicable to the subordinated debt securities; and

•	any other material terms of the debt securities.
     The terms of any series of debt securities may vary from the terms described here. Thus, this summary also is subject to and qualified by reference to the description of the particular terms of your debt securities to be described in the prospectus supplement. The prospectus supplement relating to the debt securities will be attached to the front of this prospectus.
Events of Default
General
     You will have special rights if an “event of default” occurs, with respect to any series, and is not cured, as described later in this subsection. Under the indenture, the term “event of default” means any of the following:
•	we do not pay interest on a debt security, in the case of senior debt securities or subordinated debt securities, within 30 days of its due date;

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not make a sinking fund payment on its due date;

•	we remain in breach of any covenant or warranty described in the indenture for 60 days after we receive a notice stating we are in breach; or

•	certain events of bankruptcy, insolvency or reorganization of us.

Remedies if an Event of Default Occurs
     With respect to events of default relating to certain events of bankruptcy, insolvency or reorganization, all principal and accrued interest on the debt securities shall become immediately due and payable. If another event of default has occurred and has not been cured, the trustee or the direct holders of 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a “declaration of acceleration of maturity.”
     Except in cases of default where a trustee has some special duties, a trustee is not required to take any action under the indenture at the request of any direct holders unless the direct holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the indenture.
     In general, before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•	the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the trustee must not have received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice during the 60 day period after receipt of the above notice.
     However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Modification
     There are three types of changes we can make to the indentures and the debt securities.
Changes Requiring Your Approval
     First, there are changes that cannot be made to the indentures or your debt securities without your specific approval. The following is a list of those types of changes:
•	change the payment due date of the principal or interest on a debt security;

•	reduce any amounts due on a debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

•	change the place of payment on a debt security;

•	impair your right to sue for payment;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to modify or amend the indenture;

•	reduce the percentage in principal amount of debt securities, the consent of whose holders is required to waive compliance with certain provisions of the indenture or to waive certain defaults; and

•	modify any other aspect of the provisions dealing with modification and waiver of the indenture.
Changes Requiring a Majority Vote
     The second type of change to the indentures and the debt securities is the kind that requires consent of the holders of a majority in principal amount of the outstanding debt securities of the particular series affected. With a majority vote, the holders may waive past defaults, provided that such defaults are not of the type described previously under “Changes Requiring Your Approval.”
Changes Not Requiring Approval
     The third type of change does not require any vote by direct holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.
Consolidation, Merger and Sale of Assets
     We may consolidate or merge with or into another entity, and we may sell or lease substantially all of our assets to another corporation if the following conditions, among others, are met:
•	where we merge out of existence or sell or lease substantially all our assets, the other entity must be a corporation, partnership or trust organized under the laws of a State or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities; and

•	the merger, sale of assets or other transaction must not cause a default or an event of default on the debt securities.
Form, Exchange, Registration and Transfer
     Unless otherwise provided in a prospectus supplement, we intend to issue debt securities only in registered global form.
     You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

     You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity or perform this role ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform transfers. You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.
     If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.
Payment and Paying Agents
     We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the debt security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called “accrued interest.”
     We may choose to pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee. You must make arrangements to have your payments picked up at or wired from the trust office.
     We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called “paying agents.” We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.
Notices
     Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register.
Governing Law
     The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.
Concerning Our Relationship with the Trustee
     U.S. Bank, N.A. and its affiliates have, from time to time, performed and in the future may perform various commercial banking services for Meridian or its subsidiaries in the ordinary course of business, for which they received or will receive customary fees.

DESCRIPTION OF COMMON STOCK
     The following summary of some provisions of our common stock is not complete. You should refer to our articles of incorporation and regulations, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and applicable law for more information.
General
     Our articles of incorporation provide that we can issue up to 71,000,000 shares of common stock. As of October 31, 2008, we had 40,314,930 shares of common stock outstanding. Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Shareholders have the right to cumulate their votes in the election of directors.
     Holders of our common stock are entitled to share in dividends as declared by our board of directors in its discretion. In the event of our liquidation, each outstanding share of common stock entitles its holder to participate ratably in the assets remaining after payment of liabilities. Shareholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of our stock or any other securities of ours. We do not have any redemption or sinking fund provisions with regard to our common stock. All outstanding shares of common stock are fully paid, validly issued and non-assessable.
     The vote of holders of 66-2/3% of all outstanding shares of common stock is required to amend our articles of incorporation and to approve mergers, reorganizations and similar transactions.
Provisions Affecting Business Combinations
     As an issuing public corporation, we also will be subject to Chapter 1704 of the Ohio Revised Code, known as the “Merger Moratorium Statute.” This statute prohibits certain transactions if they involve both the corporation and a person that is an “interested shareholder” (or anyone affiliated or associated with an “interested shareholder”), unless the board of directors has approved, prior to the person becoming an interested shareholder, either the transaction or the acquisition of shares pursuant to which the person became an interested shareholder. An interested shareholder is any person who is the beneficial owner of a sufficient number of shares to allow such person, directly or indirectly, alone or with others, to exercise or direct the exercise of 10% of the voting power of the corporation in the election of directors. The prohibition imposed on a person by Chapter 1704 is absolute for at least three years and continues indefinitely thereafter unless (i) the acquisition of shares pursuant to which the person became an interested shareholder received the prior approval of the corporation’s board of directors, (ii) the Chapter 1704 transaction is approved by the holders of shares entitled to exercise at least two-thirds of the voting power of the corporation in the election of directors, including shares representing at least a majority of voting shares that are not beneficially owned by an interested shareholder or an affiliate or associate of an interested shareholder or (iii) the Chapter 1704 transaction satisfies statutory conditions relating to the fairness of the consideration to be received by the shareholders of the corporation.
     Section 1707.043 of the Ohio Revised Code provides a corporation, or in certain instances the shareholders of the corporation, a cause of action to recover profits realized under certain circumstances by persons who dispose of securities of the corporation within 18 months after proposing to acquire the corporation. Although entitled to do so, we have not opted out of the application of this statutory provision. Section 1707.041 of the Ohio Revised Code imposes advance filing and notice requirements for tender offers for more than 10% of certain Ohio corporations.

     These provisions of Ohio law would be important in any attempted takeover of us and could operate, depending on how utilized by the board of directors, either to discourage a hostile takeover or to enable the board to negotiate a higher price than may be initially proposed in any such situation.
DESCRIPTION OF PREFERRED STOCK
     The following briefly summarizes the material terms of the preferred stock that we may offer, other than pricing and related terms disclosed in a prospectus supplement. You should read the particular terms of any series of preferred stock that we offer which we will describe in more detail in any prospectus supplement relating to such series. You should also read the more detailed provisions of our articles of incorporation and the statement with respect to shares relating to each particular series of preferred stock for provisions that may be important to you. The statement with respect to shares relating to each particular series of preferred stock offered by the accompanying prospectus supplement and this prospectus will be filed as an exhibit to a document incorporated by reference in the registration statement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
     Our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Our board of directors can issue shares of preferred stock in one or more series and can specify the following terms for each series:
•	the number of shares;

•	the designation, powers, preferences and rights of the shares; and

•	the qualifications, limitations or restrictions, except as otherwise stated in the articles of incorporation.
     Before issuing any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock, and the resolutions will be filed in a statement with respect to shares as an amendment to the articles of incorporation.
     The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose. Examples include issuances to obtain additional financing in connection with acquisitions or otherwise, and issuances to our officers, directors and employees and our subsidiaries pursuant to benefit plans or otherwise. The preferred stock could have the effect of acting as an anti-takeover device to prevent a change in control of us.
     Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will not have any preemptive or subscription rights to acquire more of our stock.
     The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Rank
     Unless otherwise specified in the prospectus supplement relating to the shares of any series of preferred stock, the shares will rank on an equal basis with each other series of preferred stock and prior to the common stock as to dividends and distributions of assets.

Dividends
     Unless the particular prospectus supplement states otherwise, holders of each series of preferred stock will be entitled to receive cash dividends, when, as and if declared by our board of directors out of funds legally available for dividends. The rates and dates of payment of dividends will be set forth in the prospectus supplement relating to each series of preferred stock. Dividends will be payable to holders of record of preferred stock as they appear on our books. Dividends on any series of preferred stock may be cumulative or noncumulative.
     We may not declare, pay or set apart for payment dividends on the preferred stock unless full dividends on any other series of preferred stock that ranks on an equal or senior basis have been paid or sufficient funds have been set apart for payment for:
•	all prior dividend periods of the other series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock that pay dividends on a noncumulative basis.
     Partial dividends declared on shares of preferred stock and any other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all such series of preferred stock.
     Similarly, we may not declare, pay or set apart for payment non-stock dividends or make other payments on the common stock or any other stock of ours ranking junior to the preferred stock unless full dividends on all series of preferred stock have been paid or set apart for payment for:
•	all prior dividend periods if the preferred stock pays dividends on a cumulative basis; or

•	the immediately preceding dividend period if the preferred stock pays dividends on a noncumulative basis.
Conversion and Exchange
     The prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible into or exchangeable for shares of our common stock.
Redemption
     If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holders, or may be mandatorily redeemed.
     Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.
     Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Liquidation Preference
     Upon our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount set forth in the prospectus supplement relating to such series of preferred stock, plus an amount equal to any accrued and unpaid dividends. Such distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including common stock.
     If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of such series and such other securities will share in any such distribution of our available assets on a ratable basis in proportion to the full liquidation preferences. Holders of such series of preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.
Voting Rights
     If we issue voting preferred stock, holders of preferred stock will be entitled to one vote per share on each matter submitted to our shareholders. If we issue non-voting preferred stock, holders of preferred stock will have no voting rights, except as required by applicable law. The prospectus supplement will state the voting rights, if any, applicable to any particular series of preferred stock.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase common stock, debt securities or other securities registered pursuant to this registration statement and described in this prospectus. We may issue warrants independently or together with other securities that may be attached to or separate from the warrants. We will issue each series of warrants under a separate warrant agreement that will be entered into between us and a bank or trust company, as warrant agent, and will be described in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrant of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following describes certain general terms and provisions of debt warrants or common stock warrants we may offer. We will set forth further terms of the debt warrants, common stock warrants or warrants to purchase other securities and the applicable warrant agreement in the applicable prospectus supplement.
Debt Warrants
     The applicable prospectus supplement will describe the terms of any debt warrants, including the following:
•	the title of the debt warrants;

•	the offering price for the debt warrants;

•	the aggregate number of the debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the securities with which such debt warrants are issued and the number of such debt warrants issued with each security;

•	if applicable, the date from and after which such debt warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants which may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered form;

•	information with respect to book-entry procedures, if any;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants;

•	the antidilution provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrant; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.
Common Stock Warrants
     The applicable prospectus supplement will describe the terms of any common stock warrants, including the following:
•	the title of such warrants;

•	the offering price of such warrants;

•	the aggregate number of such warrants;

•	the designation and terms of the common stock issued by us purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the number of shares of common stock issued by us purchasable upon exercise of the warrants and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the identity of the warrant agent for the warrants; and

•	the antidilution provisions of the warrants, if any.
DESCRIPTION OF DEPOSITARY SHARES
     The following briefly summarizes the provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares or depositary receipts being offered and provide any additional provisions applicable to the depositary shares or depositary receipts being offered. The following description and any description in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement filed as an exhibit to the registration statement which contains this prospectus.
Description of Depositary Shares
     We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of a particular series of preferred stock that we issue and deposit with a depositary. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.
     We will deposit the shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights include any applicable dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts
     The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.
Withdrawal of Preferred Stock
     Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock.
Dividends and Other Distributions
     The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.
     In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
     The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the preferred stock depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
     If the series of preferred stock represented by depositary shares is subject to redemption, then we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable method as the depositary will decide.

     After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the preferred stock depositary. Any funds that we deposit with the preferred stock depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date we deposit the funds.
Voting the Preferred Stock
     Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holder of the depositary shares representing those shares.
Amendment and Termination of the Deposit Agreement
     We may agree with the depositary to amend the deposit agreement and the form of depositary receipt at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts will not be effective unless it has been approved by the holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.
     The deposit agreement automatically terminates if a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up. We may also terminate the deposit agreement at any time we wish with at least 60 days prior written notice to the depositary. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.
Charges of Depositary and Expenses
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the related series of offered preferred stock, the initial issuance of the depositary shares, all withdrawals of shares of the related series of offered preferred stock by holders of the depositary shares and the registration of transfers of title to any depositary shares. However, holders of depositary receipts will pay other taxes and governmental charges and any other charges provided in the deposit agreement to be payable by them.
Limitations on Our Obligations and Liability to Holders of Depositary Receipts
     The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:
•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct; and

•	we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity.
Resignation and Removal of Depositary
     The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of the notice of resignation or removal of the depositary, we will appoint a successor depositary.
Reports to Holders
     We will deliver all required reports and communications to holders of the offered preferred stock to the depositary, and it will forward those reports and communications to the holders of depositary shares.
DESCRIPTION OF THE UNITS
     We may issue units consisting of one or more of the securities that may be sold pursuant to this prospectus. The terms of any units offered will be set forth in a prospectus supplement.
FORMS OF SECURITIES
     Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
     We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
     If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
     Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
     So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
     Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Meridian, the trustee, any warrant agent, unit agent or any other agent of Meridian, agent of the trustee or agent of such warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
     We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
     If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the Securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.
PLAN OF DISTRIBUTION
     We or the selling shareholders may sell the securities through underwriters or dealers, directly to one or more purchasers, through agents, through remarketing firms, through direct sales or auctions performed by using the internet or a bidding or ordering system or through a combination of these methods. The prospectus supplement will include the names of underwriters, dealers, agents or remarketing firms that we or the selling shareholders retain. The prospectus supplement will also include the purchase price of the securities, proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities may be listed.
     In some cases, we may also repurchase the securities we issue and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
     The securities we or the selling shareholders distribute by any of these methods may be sold to the public, in one or more transactions, either:
•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.
     We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions we may pay the agents in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
     In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified and any such compensation received will be described in the applicable prospectus supplement.
     Unless otherwise specified in the related prospectus supplement, each series of the securities that we issue will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.
     If dealers are utilized in the sale of the securities, we or the selling shareholders will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
     We or the selling shareholders may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Any agreement in which we or the selling shareholders agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.
     In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
     The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

     These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system if the securities are listed on that exchange or admitted for trading on that automated quotation system or in the over-the-counter market or otherwise.
     Neither we nor the selling shareholders have authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful.
     Underwriters, dealers and agents may engage in transactions with or perform services for us or the selling shareholders, or be customers of ours, in the ordinary course of business.
LEGAL MATTERS
     Except as set forth in the applicable prospectus supplement, Keating Muething & Klekamp PLL, Cincinnati, Ohio, will issue an opinion about the validity of securities for us. Underwriters, dealers or agents, who we will identify in a prospectus supplement may have their counsel opine about certain legal matters relating to the securities.
EXPERTS
     The consolidated financial statements incorporated by reference in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said report.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses Of Issuance And Distribution.
     The following table sets forth the expenses in connection with the offering described in this Registration Statement:

Printing Costs	$25,000
Legal fees and expenses	25,000
Accounting fees and expenses	25,000
Blue sky fees and expenses	10,000
Miscellaneous	15,000

Total	$100,000

     All of the above expenses other than the Registration Fee are estimates. All of the above expenses will be borne by the Registrant.
Item 15. Indemnification Of Directors And Officers.
     Ohio Revised Code, Section 1701.13(E), allows indemnification by the Registrant to any person made or threatened to be made a party to any proceedings, other than a proceeding by or in the right of the Registrant, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, against expenses, including judgments and fines, if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to criminal actions, in which he had no reasonable cause to believe that his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the Registrant, except that no indemnification shall be made in such cases when the person shall have been adjudged to be liable for negligence or misconduct to the Registrant unless deemed otherwise by the court. Indemnification is to be made by a majority vote of a quorum of disinterested directors or the written opinion of independent counsel or by the shareholders or by the court. The Registrant’s Amended Code of Regulations extends such indemnification. The Registrant maintains directors’ and officers’ insurance insuring its directors and executive officers against certain liabilities arising out of their service as such to the Registrant.
Item 16. Exhibits And Financial Statement Schedules.

Exhibit No.	Description of Document
1*	Form of Underwriting Agreement

4.1**	Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-3 (File No. 333-02613) filed by the Registrant on April 18, 1996 and as amended as reported on Form 8-K filed on May 16, 2007)

4.2**	Amended Code of Regulations of the Registrant (incorporated by reference to Exhibit 3.2(i) of the Current Report on Form 8-K of the Registrant dated July 17, 2008)

4.3	Form of Indenture

4.4*	Form of Debt Security

4.6*	Form of Deposit Agreement

4.7*	Form of Depositary Receipt

4.8*	Form of Warrant Agreement

Exhibit No.	Description of Document
5	Opinion of Keating Muething & Klekamp PLL

8*	Opinion of tax counsel

12	Statement Regarding Computation of Earnings to Fixed Charges

23.1	Consent of Independent Auditors

23.2	Consent of Keating Muething & Klekamp PLL (contained in Exhibit 5)

24	Powers of Attorney (contained on the signature page)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of US Bank, National Association

*	To be filed as an exhibit to a Current Report on Form 8-K.

**	Incorporated by reference from other documents filed with the Commission as indicated.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the Registrant is relying on Rule 430B (17 C.F.R. §230.430B):
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (17 C.F.R. §230.424(b)(3)) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (17 C.F.R. §230.424(b)(2), (b)(5), or (b)(7)) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (17 C.F.R. §230.415(a)(1)(i), (vii), or (x)) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424(17 C.F.R. §230.424);
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (d) The undersigned registrant hereby undertakes to file, if necessary, an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of such Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Meridian Bioscience, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cincinnati, State of Ohio, as of the 26th day of November, 2008.

MERIDIAN BIOSCIENCE, INC.
By:	/s/ John A. Kraeutler
John A. Kraeutler
Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John A. Kraeutler and Melissa A. Lueke, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ William J. Motto *William J. Motto	Executive Chairman of the Board of Directors	November 26, 2008

/s/ John A. Kraeutler *John A. Kraeutler	Chief Executive Officer and Director (Principal Executive Officer)	November 26, 2008

/s/ James A. Buzard *James A. Buzard	Director	November 26, 2008

/s/ Gary P. Kreider *Gary P. Kreider	Director	November 26, 2008

/s/ David C. Phillips *David C. Phillips	Director	November 26, 2008

Signature	Capacity	Date

/s/ Robert J. Ready *Robert J. Ready	Director	November 26, 2008

/s/ Melissa A. Lueke *Melissa A. Lueke	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 26, 2008